April 30, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read and agree with the statements made by First Federal Financial Corporation in regard to a change in accountants and the revised disclosures included in the amended Form 8-K.

Sincerely,


Whelan Doerr & Company PSC
Certified Public Accountants